EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (a) Registration Statement No. 333-255090 on Form S-3; (b) Registration Statement No. 333-162290 (as amended) on Form S-8; (c) Registration Statement No. 333-197659 on Form S-8; (d) Registration Statement No. 333-207157 on Form S-8; (e) Registration Statement No. 333-238054 on Form S-3; (f) Registration Statement No. 333-253523 on Form S-8; (g) Registration Statement No. 333-211955 on Form S-1; and (h) Registration Statement No. 333-207156 on Form S-1 of Vertex Energy, Inc. of our reports dated March 11, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021.

/s/ Ham, Langston & Brezina L.L.P.

Houston, Texas
March 11, 2022